FIRST AMENDMENT TO
                             PARTICIPATION AGREEMENT

         This First Amendment to Participation Agreement ("Amendment") is entered into by and among LEGG MASON INVESTOR SERVICES, LLC, (the
"Distributor"), and FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK, (the "Company" or "You").

         WHEREAS, the parties entered into a Participation Agreement dated September 29, 2005, (the "Agreement");

         WHEREAS, the parties desire to amend Agreement;

         NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

         1. The Agreement is amended by the addition of the funds listed in Schedule A attached hereto.

         2. OTHER TERMS.

              Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.


         For the purpose of referring to this Agreement, the date of this Agreement shall be the date of acceptance by Legg Mason Investor Services, LLC.

LEGG MASON INVESTOR SERVICES, LLC              FIRST SECURITY BENEFIT LIFE
                                               INSURANCE AND ANNUITY
                                               COMPANY OF NEW YORK

By:      ___________________________           By:    __________________________
Name:    Joel Sauber                           Name:  __________________________
Title:   Managing Director                     Title: __________________________
Date:    ___________________________           Date:  __________________________


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                                   SCHEDULE A


PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

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             Fund Name                           Trust Name            CUSIP
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Legg Mason Partners Variable Global    Legg Mason Partners Variable    52467M405
High Yield Bond Portfolio II           Portfolios I, Inc.
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